UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 27, 2007, the Board of Directors of Exactech, Inc., a Florida corporation (the “Company”), approved the following items of compensation payable to the Company’s outside directors for the fiscal year ending December 31, 2008: (a) annual compensation of $25,000 for each director; (b) an annual fee for the Chairman of the Audit Committee of $10,000; (c) an annual fee for the Chairman of the Compensation Committee of $6,000; (d) attendance fees of $2,000 per board meeting attended in person, plus reimbursement of travel expenses, or $1,000 per board meeting attended telephonically (e) attendance fees of $1,100 per committee meeting attended; and (f) an equity award to each director with a market value equal to $40,000.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 2, 2008, the Company consummated its acquisition of Altiva Corporation, a Delaware corporation (“Altiva”), pursuant to the merger (the “Merger”) of the Company’s wholly-owned subsidiary, Exactech Spine, Inc., a Florida corporation, with and into Altiva, with the result that Altiva has survived the Merger and has become a wholly-owned subsidiary of the Company.

The aggregate purchase price for Altiva was approximately $18.7 million, which included an amount equal to the $1.0 million original minority investment made by the Company on October 29, 2003, $5.0 million representing certain indebtedness extended by the Company to Altiva, which indebtedness the Company canceled as of the closing date, $6.0 million representing indebtedness of Altiva assumed by the Company as of closing and approximately $6.7 million paid by the Company to certain stockholders (the “Stockholders”) of Altiva. The $6.7 million of aggregate consideration paid to the Stockholders is composed of approximately $5.1 million in cash and shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), worth, in the aggregate, $1.6 million. As set forth in the Agreement and Plan of Merger (the “Merger Agreement”), certain of the Stockholders received only cash, certain of the Stockholders received only Common Stock and certain of the Stockholders received a combination of cash and Common Stock. For the benefit of those Stockholders receiving Shares under the Merger Agreement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with such Stockholders, pursuant to which the Company will register the Shares for resale under the Securities Act of 1933, as amended. Within 30 days following the consummation of the Merger, the Registration Rights Agreement requires that we file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) in respect of the Shares and cause the Registration Statement to become effective within 120 days following the closing date.

On December 31, 2007, certain common stockholders of Altiva filed an action in the Court of Chancery of the State of Delaware against Altiva, as Nominal Defendant, and each of the persons comprising the board of directors of Altiva (the “Altiva Board”). The stockholders generally allege that the Merger is unfair to Altiva’s common stockholders and that the Altiva Board breached its fiduciary duty to Altiva and its stockholders in connection with the Merger and certain other transactions leading up to the Merger. The stockholder’s seek, among other things, declaratory relief, compensatory, consequential and rescissory damages and pre and post-judgment interest. Exactech believes that the claims of these stockholders are without merit, and intends to vigorously defend against all such claims; however, Exactech is unable to predict the ultimate outcome of this litigation.

Item 2.02.	Results of Operations and Financial Condition

See disclosure under Item 7.01 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On January 2, 2008, the Company issued a press release announcing its consummation of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release attached as an exhibit to this report contains various “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events, including, but not limited to, statements regarding expected operating profit for Altiva and expected revenues for the Company. When used in the press release and this report, the terms “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or its subsidiaries or its management, are intended to identify forward-looking statements. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the effect of competitive pricing, the Company’s dependence on the ability of its third-party suppliers to produce components on a cost-effective basis to the Company, market acceptance of the Company’s products, the outcome of litigation, the availability of third-party reimbursement for the Company’s products, high inventory maintenance requirements, the Company’s ability to protect its intellectual property, dedication of substantial resources towards research and development efforts, product liability risks and the effects of governmental regulation. Results actually achieved may differ materially from expected results included in these statements as a result of these or other factors, including those factors discussed under “Risk Factors” set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Exactech undertakes no obligation to update, and the Company does not have a policy of updating or revising, these forward-looking statements.

The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of this information is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information contained in Items 2.02 and 7.01 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated December 7, 2007, by and among the Company, Exactech Spine, Inc., Altiva and certain stockholders of Altiva (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2007).

10.2	Registration Rights Agreement by and among the Company and the Stockholders party thereto (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2007).

99.1	Press Release issued by the Company on January 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: January 2, 2008	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated December 7, 2007, by and among the Company, Exactech Spine, Inc., Altiva and certain stockholders of Altiva (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2007).

10.2	Registration Rights Agreement by and among the Company and the Stockholders party thereto (Incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2007).

99.1	Press Release issued by the Company on January 2, 2008.